UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Soliciting Material Pursuant to §240.14a-12

Lamb Weston Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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August 8, 2023
Fellow Shareholders,
We delivered record financial results in fiscal 2023. Specifically, the entire Lamb Weston team worked together to manage a difficult inflationary environment to deliver sales of nearly $5.4 billion and drive strong profit growth in each of our core business segments through a combination of pricing actions, mix improvement, and supply chain productivity. In addition, we returned more than $190 million of cash to shareholders by increasing our dividend for the sixth straight year and executing against our share repurchase plan.
My leadership team and I are proud of these results and our Lamb Weston colleagues’ commitment to supporting our customers, growing our business, and building operating momentum so that we can create value for our stakeholders over the long term.
Investing for Growth
Global category demand for frozen fries is strong, and we remain confident in our long-term growth opportunities. In fiscal 2023, we continued our efforts to position the company for future growth through acquisitions and strategic investments.
We strengthened our global capabilities with the purchase of the remaining interest in our European joint venture, which added nearly 1,500 new colleagues in Europe, the Middle East and Africa (“EMEA”), as well as six processing facilities capable of producing nearly two billion pounds of finished goods each year. The integration of the EMEA operations is well underway, and we believe this strategic transaction reinforces our capabilities to serve customers as a unified, global Lamb Weston.
We also acquired a controlling interest in our joint venture in Argentina, and broke ground on a 250-million-pound capacity expansion, which will support our ability to serve the growing South American market.
We made progress on major capital expansion projects in China, Idaho, and The Netherlands, all of which are on track to be completed within the next 18 to 24 months. These capacity investments, along with scheduled projects to modernize our existing facilities, will ensure that we continue to provide the quality products and service our customers expect from Lamb Weston.
Building and Strengthening Our Capabilities
Our investments this fiscal year extended beyond our global expansion efforts to encompass capability building across the organization. This work includes a range of investments in our people, communities, and capabilities – from expanding our learning and development opportunities, to ensuring our technology infrastructure will enable our future growth.
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We established the Lamb Weston Learning Academy, expanding our training and development opportunities for all global team members focused on capability building that will support their career growth.

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We established our Team Member Relief Fund, which provides financial support to our Lamb Weston team members during times of hardship.

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We contributed $4 million dollars to Lamb Weston Foundation to support grant making in our communities.

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We opened an Innovation Center in Bergen op Zoom, The Netherlands, where in close partnership with our Innovation Center in Richland, Washington, we’ll develop and test new product and processing ideas for customers in Europe and around the world.

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We invested in productivity initiatives at our manufacturing facilities, which helped to stabilize our supply chain during a challenging crop cycle and drive down costs over time.

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We continued to strengthen our operational infrastructure by completing the design work for the next phase of our new enterprise resource planning system. We expect to begin implementing this new system across a portion of our supply chain in North America in fiscal 2024.

Looking Ahead
The overall global frozen potato category remains healthy, and the fry attachment rate in the U.S., which is the rate at which consumers order fries when visiting a restaurant or other foodservice outlets, remains well above pre-pandemic levels. While we expect the environment in fiscal 2024 will remain challenging as inflation continues to impact consumer behavior and our production costs, we remain confident in the long-term growth prospects of the global category, and we are committed to investing in our company to support that growth across our key markets.
Thank you for being a Lamb Weston shareholder. I’m proud of the steps we’ve taken to invest in the long-term growth of the business, positioning the company to deliver on our commitments well into the future.
Sincerely,
Tom Werner
President and CEO
Forward-Looking Statements
This letter contains forward-looking statements within the meaning of the federal securities laws. Words such as “will,” “continue,” “expect,” “believe,” “remain,” “create,” “build,” “ensure,” “provide,” “serve,” “increase,” “implement,” “grow,” “drive,” “support,” “invest,” “develop,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of these statements include, but are not limited to, statements regarding our plans, execution, investments, enterprise resource planning system, integration of EMEA, business outlook and prospects, inflation and our industry. These forward-looking statements are based on management’s current expectations and subject to uncertainties and changes in circumstances. Readers should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and our actual financial results and cause them to vary materially from the expectations contained in these forward-looking statements. These risks and uncertainties include, among other things: the availability and prices of raw materials and other commodities; labor shortages and other operational challenges; an uncertain general economic environment, including inflationary pressures and recessionary concerns, any of which could adversely impact our business, financial condition or results of operations, including the demand and prices for our products; risks related to disruption of management time from ongoing business operations due to integration efforts related to the EMEA acquisition; failure to realize the benefits expected from the EMEA acquisition; risks associated with integrating acquired businesses, including EMEA; levels of labor and people-related expenses; our ability to successfully execute our long-term value creation strategies; our ability to execute on large capital projects, including construction of new production lines or facilities; the competitive environment and related conditions in the markets in which we operate; political and economic conditions of the countries in which we conduct business and other factors related to our international operations; disruptions in the global economy caused by the war in Ukraine and the possible related heightening of our other known risks; impacts on our business due to health pandemics or other contagious outbreaks, including impacts on demand for our products, increased costs, disruption of supply, other constraints in the availability of key commodities and other necessary services or restrictions imposed by public health authorities or governments; disruption of our access to export mechanisms; risks associated with other possible acquisitions; our debt levels; changes in our relationships with growers or significant customers; actions of governments and regulatory factors affecting our businesses; the ultimate outcome of litigation or any product recalls; our ability to pay regular quarterly cash dividends and amounts and timing of any future dividends; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this letter, which speak only as of the date of this letter. We undertake no responsibility for updating these statements, except as required by law.